FOR IMMEDIATE RELEASE

At Virata Corporation                           At The Financial Relations Board
Andrew Vought                                   Marcia Nakamura (general info)
Chief Financial Officer                         Susan Katz (analysts/investors)
Kelly Morris                                    Chris Wood (media)
Director of Public Relations                    (415) 986-1591
(408) 566-1000



                    VIRATA REPORTS RECORD QUARTERLY REVENUE

   Record Revenues and New Customers Drive Virata to Pro-Forma Profitability


SANTA CLARA, CA, July 25, 2000 - Virata(R) Corporation (Nasdaq: VRTA), a leading semiconductor supplier for broadband communications, today reported record
results for its fiscal first quarter ended July 2, 2000.   The company also
announced today in a separate press release its plans to acquire privately-held Agranat Systems, which will provide the company with access to critical Web technologies and network management software.

Total revenues for the first quarter of fiscal 2001 were $27.7 million, an increase of 130 percent over the prior quarter and a 939 percent increase over the same quarter one year ago. As described later in this press release, pro forma adjusted net income per basic and diluted share for the first fiscal quarter 2001 was $0.02; compared to a pro forma adjusted net loss per basic and diluted share of $0.03 for the prior quarter; and a pro forma adjusted net loss per basic and diluted share of $0.09 for the same quarter one year ago. The company reported GAAP net loss per basic and diluted share of $0.26 for the first fiscal quarter of 2001, compared to a net loss per basic and diluted share of $0.35 for the prior quarter and $0.76 for the same quarter one year ago.

First quarter highlights include:

 .  Record number of communications processors shipped - nearly 3 times any prior quarter
 .  Record number of new customers added in the quarter - taking our total to more than 90
 .  Substantial increase in new designs, taking Virata's total design win count to more than 160
 . 20 new voice software licenses secured in the quarter; highlighting our success at integrating D2 Technologies voice software into the Virata business model and organization
 .  Completed acquisition of Inverness Systems
 . Announced strategic relationship with Texas Instruments under which Virata will resell TI's TMS320C54x DSPs under the Virata name, combined with Virata's line of voice and advanced telephony software
 .  Launch of Azurite and Magnesium, the world's most integrated voice IAD chipset and voice processing DSP solution
 .  Completed two-for-one stock split on May 18, 2000

 .  Pending acquisition of Excess Bandwidth to spearhead Virata's entry into the high-growth symmetric DSL market.
 .  Announced follow-on stock offering, which was completed on July 18;
   approximately 6.9 million shares were sold by Virata at $71 per share, resulting in net proceeds of approximately $462 million for Virata

"Our strong performance in the first quarter of fiscal 2001 enabled Virata to set a number of new records and move into pro-forma profitability for the first time," said Charles Cotton, chief executive officer of Virata Corporation. "We continue to win major contracts with customers worldwide and our substantial growth in revenue and earnings was driven by a significant increase in communications processor and software shipments to this record-high customer base."

Cotton continued, "During the quarter, Helium represented the majority of our shipments and we continued to sample and secure design wins with our next generation Beryllium and Boron chips; as well as for our recently-announced Azurite voice Integrated Access Device (IAD) chipset. Moving forward, we believe we are well positioned with a strong portfolio of integrated semiconductor and software solutions that will enable us to maintain further
growth in the DSL and broadband wireless markets.   In the last two quarters, we
have strengthened this portfolio through our completed acquisitions of D2 Technologies and Inverness Systems and proposed acquisitions of Excess Bandwidth and Agranat Systems - and as a result, we continue to stay ahead of the competition in terms of product range, price, functionality and time-to-market."


Financial Results Detailed

Including acquired in-process research and development charges, amortization of purchased intangible assets, stock compensation expense and National Insurance Contribution charge on stock options, the company reported GAAP net loss of $12.8 million, or $0.26 per basic and diluted share for the quarter. These results include a $1.2 million charge for in-process research and development relating to the acquisition accounting for Inverness Systems, $9.9 million of amortization of intangible assets, $150,000 of unearned stock compensation expense and a $2.5 million charge for National Insurance Contribution on stock options.

The National Insurance Contribution on stock options for the quarter was $2.5 million. The allocation of the expense, by function, is $600,000 to research and development, $500,000 to sales and marketing, and $1.4 million to general and administrative. The provision is calculated as the difference between the market value of Virata stock at the close of the period and the strike price of the option multiplied by the 12.2 percent tax rate. The calculation is applied to all stock options granted to Virata's UK employees, vested and unvested. The $2.5 million charge is the change to the provision as a result of the movement in Virata's stock price from April 2, 2000 to July 2, 2000.

On a pro-forma basis, excluding acquired in-process research and development, amortization of purchased intangible assets, stock compensation expense and National Insurance Contribution on stock options, Virata reported adjusted net income of $1.0 million, or $0.02 per basic and diluted share for the quarter, compared with a $2.6 million adjusted net loss for the prior first fiscal quarter ended June 30, 1999, or a loss of $0.09 per basic and diluted share.
Pro forma adjusted net loss for the previous quarter was $1.3 million or $0.03 per basic and diluted share. The pro forma adjusted income does not include the pro forma impact of income taxes. At July 2, 2000, Virata had $72.4 million in cash and investments and working capital of $69.4 million, prior to its receipt of approximately $462 million in connection with the follow-on offering completed on July 18, 2000.

About Virata

Virata Corporation provides communications processors combined with integrated software modules to manufacturers of equipment utilizing digital subscriber line
(DSL) technologies. These "integrated software on silicon" product solutions enable customers to develop a diverse range of broadband wireless and DSL equipment including modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access market. Virata's products are designed to enable DSL equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.

Virata is a principal member of the ATM Forum, DSL Forum, MPLS Forum, UPnP Forum, HomePNA, ITU and the official Bluetooth SIG organization. A publicly traded company on The Nasdaq Stock Market, Virata was founded in 1993 and is headquartered in Santa Clara, California.

Virata is a registered trademark and Azurite, Magnesium, Beryllium, Boron and Helium are trademarks of Virata Corporation. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.

Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially. Factors that might cause a difference include, but are not limited to, those relating to evolving industry standards, the pace of development and market acceptance of Virata's products and the DSL market generally, commercialization and technological delays or difficulties, the impact of competitive products and technologies, competitive pricing pressures, manufacturing risks, the possibility of our products infringing patents and other intellectual property of third parties, product defects, costs of product development, the company's ability to complete the acquisitions in the time period outlined, or at all, and extract value from the acquisitions, and manufacturing and government regulation. Virata will not update these forward-looking statements to reflect events or circumstances after the date hereof. More detailed information about potential factors that could affect Virata's financial results is included in the documents Virata files from time to time with the Securities and Exchange Commission.

                               VIRATA CORPORATION
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (in thousands, except per share data, unaudited)

                                                                                              Three Months Ended
                                                                                     July 2,                       June 30,
                                                                                      2000                           2000
                                                                            -----------------------         -----------------------
Revenues:
 Semiconductor                                                              $                21,465         $                 1,419
 License                                                                                      4,157                             274
 Services and royalty                                                                           968                             373
 Systems                                                                                      1,106                             599
                                                                            -----------------------         -----------------------
  Total revenues                                                                             27,696                           2,665
                                                                            -----------------------         -----------------------
Cost of revenues:
 Semiconductor                                                                               14,092                             811
 License                                                                                        124                              --
 Services and royalty                                                                           186                             138
 Systems                                                                                        458                             324
                                                                            -----------------------         -----------------------
  Total cost of revenues                                                                     14,860                           1,273
                                                                            -----------------------         -----------------------
 Gross profit                                                                                12,836                           1,392
                                                                            -----------------------         -----------------------
Operating expenses:
 Research and development                                                                     5,032                           2,549
 Selling and marketing                                                                        4,366                             923
 General and administrative                                                                   3,318                             903
 National Insurance Contribution on options                                                   2,520                              --
 Amortization of intangible assets and other                                                 10,099                             460
 Acquired in-process research and development                                                 1,170                              --
                                                                            -----------------------         -----------------------
  Total operating expenses                                                                   26,505                           4,835
                                                                            -----------------------         -----------------------
Loss from operations                                                                        (13,669)                         (3,443)
Interest expense                                                                                (25)                            (13)
Interest and other income (expense), net                                                        909                             441
                                                                            -----------------------         -----------------------
Net loss                                                                    $               (12,785)        $                (3,015)
                                                                            =======================         =======================

Basic and diluted net loss per share                                        $                 (0.26)        $                 (0.76)
                                                                            =======================         =======================
Weighted average common shares - basic and diluted                                           48,417                           3,984
                                                                            =======================         =======================

Pro forma basic and diluted net loss per share (A)                          $                 (0.26)        $                 (0.11)
                                                                            =======================         =======================
Pro forma weighted average common shares - basic and diluted (A)                             48,417                          27,048
                                                                            =======================         =======================

Pro forma adjusted basic net earnings (loss) per share (B)                  $                  0.02         $                 (0.09)
                                                                            =======================         =======================
Pro forma adjusted diluted net earnings (loss) per share (B)                $                  0.02         $                 (0.09)
                                                                            =======================         =======================
Pro forma weighted average common shares - basic                                             48,417                          27,048
                                                                            =======================         =======================
Pro forma weighted average common shares - diluted (C)                                       55,311                          27,048
                                                                            =======================         =======================

(A) Pro forma basic and diluted net loss per share assumes that the conversion of the outstanding shares of convertible preferred stock into common stock that occurred upon the closing of the initial public offering occurred as of the beginning of the three month period ended June 30, 1999

(B) Pro forma adjusted net income (loss) per share excludes the National Insurance Contribution on options, amortization of intangible assets and other, and acquired in-process research and development charges of $13,789 for the three month period ended July 2, 2000, and $460 for the three month period ended June 30, 1999. The pro forma adjusted income does not include the pro forma impact of income tax

(C) For the three month period ended July 2, 2000, the pro forma weighted average diluted shares include approximately 6,894 potential common shares issuable upon the exercise of stock options, using the treasury stock method

                               VIRATA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)


                                                                                  July 2,                April 2,
                                                                                   2000                   2000
                                                                                (unaudited)             (audited)
                                                                              ---------------         --------------
ASSETS
Current assets:
     Cash and cash equivalents                                                      $  54,251              $  60,193
     Short-term investments                                                            18,115                 18,006
     Accounts receivable, net                                                          16,219                  7,524
     Inventories                                                                        2,284                    409
     Other current assets                                                               2,828                  2,895
                                                                           ------------------      -----------------
          Total current assets                                                         93,697                 89,027

Property and equipment, net                                                             4,328                  3,222
Intangible assets                                                                     174,844                 89,113
Other assets                                                                              392                     --
                                                                           ------------------      -----------------
          Total assets                                                              $ 273,261              $ 181,362
                                                                           ==================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                               $   8,890              $   4,887
     Accrued liabilities                                                                3,115                  3,484
     Accrued employee benefits                                                          2,763                  2,555
     Accrued National Insurance Contribution on options                                 6,718                  4,471
     Deferred revenue                                                                   2,130                  2,215
     Capital lease obligation, current                                                    686                    784
                                                                            ------------------      -----------------
          Total current liabilities                                                    24,302                 18,396

Capital lease obligation, long-term                                                       968                  1,178
                                                                           ------------------      -----------------
          Total liabilities                                                            25,270                 19,574

Stockholders' equity:
     Common stock                                                                          49                     23
     Additional paid-in capital                                                       337,340                238,857
     Accumulated other comprehensive income                                               664                    335
     Unearned stock compensation                                                         (541)                  (691)
     Accumulated deficit                                                              (89,521)               (76,736)
                                                                           ------------------      -----------------
          Total stockholders' equity                                                  247,991                161,788
                                                                           ------------------      -----------------
          Total liabilities and stockholders' equity                                $ 273,261              $ 181,362
                                                                           ==================      =================